                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

                              [Amendment No.    ]

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement            [_]Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 RED HAT, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3)Filing Party:

  (4) Date Filed:

                                 RED HAT, INC.
                             2600 Meridian Parkway
                               Durham, NC 27713

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 3, 2000

  The Annual Meeting of Stockholders of Red Hat, Inc. (the "Company") will be held at the Sheraton Imperial Hotel and Convention Center, 4700 Emperor Boulevard, Durham, North Carolina, on Thursday, August 3, 2000, 10:00 a.m. local time, to consider and act upon each of the following matters:

  1. To elect one member to the Board of Directors to serve for a three-year term as a Class I Director.

  2. To ratify the selection of the firm of PricewaterhouseCoopers LLP as auditors for the fiscal year ending February 28, 2001.

  3. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on June 9, 2000, the record date fixed by the Board of Directors for such purpose.

                                          By Order of the Board of Directors

                                          /s/ Harold L. Covert
                                          Harold L. Covert
                                          Secretary

Durham, North Carolina

June 28, 2000

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                 RED HAT, INC.
                             2600 Meridian Parkway
                               Durham, NC 27713

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on August 3, 2000

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Red Hat, Inc. ("Red Hat" or the "Company") for use at the Annual Meeting of Stockholders to be held at the Sheraton Imperial Hotel and Convention Center, 4700 Emperor Boulevard, Durham, North Carolina on Thursday, August 3, 2000 at 10:00 a.m. and at any adjournments thereof (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by: (i) delivering written revocation or a later dated proxy to the President or Secretary of the Company; or (ii) attending the Annual Meeting and voting in person.

  Only stockholders of record as of the close of business on June 9, 2000, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments thereof. As of June 9, 2000, there were an aggregate of 156,404,576 shares of common stock, par value $.0001 per share (the "Common Stock"), of the Company outstanding and entitled to vote. Each share is entitled to one vote.

  The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

  The Company's Annual Report on Form 10-K containing financial statements for the fiscal year ended February 29, 2000 is being mailed together with this Proxy Statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about June 28, 2000.

                             ELECTION OF DIRECTORS

  Pursuant to the Company's Third Amended and Restated Certificate of Incorporation, as amended, the Board of Directors of the Company is divided into three classes. There are two directors currently serving in each of Class I, Class II and Class III. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. The Class I Directors' term will expire at this Annual Meeting. All directors will hold office until their successors have been duly elected and qualified. Prior to the Annual Meeting, Marc Ewing and Eric Hahn were the Class I Directors; Matthew J. Szulik and Kevin Harvey were the Class II Directors; and Robert F. Young and William S. Kaiser were the Class III Directors.

  Mr. Ewing has elected not to stand for re-election to the Board and the Board has not recommended a nominee to fill such vacancy. The sole nominee for Class I Director is Eric Hahn who is currently serving as a Class I Director of the Company. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the sole nominee will be voted for their election. The Board of Directors knows of no reason why the sole nominee should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person, or for fixing the number of directors at a lesser number.

Board of Directors Meetings and Committees

  The Board of Directors of the Company held nine (9) meetings during the fiscal year ended February 29, 2000. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees of the Board of Directors on which he then served held during fiscal 2000. The Company has standing Compensation and Audit Committees. The Compensation Committee, of which Messrs. Harvey, Kaiser and Hahn are members, determines the compensation of the Company's senior management and administers the Company's stock option and stock purchase plans. The Compensation Committee held two meetings during fiscal 2000. The Audit Committee, of which Messrs. Harvey, Kaiser and Hahn are members, oversees financial results and internal controls of the Company, including matters relating to the appointment and activities of the Company's independent auditors. The Audit Committee held one meeting during fiscal 2000.

Compensation Committee Interlocks and Insider Participation

  No interlocking relationship exists between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past. Except as described below, no member of the Compensation Committee had any relationship requiring disclosure by the Company under the section of this Proxy entitled Certain Relationships and Related Transactions on page 4:

  William Kaiser served as a member of Red Hat's Compensation Committee during fiscal 2000. Mr. Kaiser is a general partner of the general partner of Greylock IX Limited Partnership, a 5% holder of Red Hat. Another general partner of the general partner of Greylock IX Limited Partnership served on the board of directors of Cygnus Solutions. In January 2000, in connection with Red Hat's acquisition of Cygnus, Red Hat issued an aggregate of 621,013 shares of common stock to Greylock IX Limited Partnership in exchange for shares of Cygnus common stock then held by Greylock IX. Mr. Kaiser abstained from voting with respect to the approval by Red Hat's board of directors of the Cygnus acquisition.

  From February 25, 1999 through April 1, 1999 Red Hat sold an aggregate of 2,054,776 shares of its Series C preferred stock in a private financing at a price of $3.141 per share. Among the purchasers in this financing were Greylock IX Limited Partnership and Benchmark Capital Partners II, L.P. William Kaiser, who served as a member of Red Hat's Compensation Committee during fiscal 2000, is a general partner of the general partner of Greylock
IX. Kevin Harvey, who served as a member of Red Hat's Compensation Committee during fiscal 2000, is a managing member of the general partner of Benchmark Capital Partners II.

Compensation of Directors

  Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and for meetings of any committees of the Board of Directors on which they serve. Directors are also eligible to participate in Red Hat's 1999 Stock Option and Incentive Plan. In accordance with a policy approved by the Board of Directors in June 1999, upon initial election or appointment to the Board of Directors, new non-employee Directors will be granted non-qualified stock options to purchase 40,000 shares of common stock at a price at least equal to the fair market value of Red Hat's common stock on the date of grant. These options will vest 33 1/3% one year from grant date and 8 1/3% at the end of each three-month period thereafter. Upon re-election, non-employee directors will be granted non-qualified stock options to purchase 20,000 shares of common stock to vest 33 1/3% one year from the date of re-election and 8 1/3% at the end of each three-month period thereafter. Each year of a non-employee director's tenure, the director will be granted non-qualified stock options to purchase 10,000 shares of common stock which will be fully vested upon grant. In accordance with this policy, in August 1999, Mr. Kaiser was granted a non-qualified stock option to purchase 20,000 shares of common stock at the initial public offering price and on August 25, 1999, Mr. Harvey was granted a non-qualified stock option to purchase 40,000 shares of common stock at a price of $36.75 per share. All of these options will vest as provided above. In addition, in April 1999, Mr. Hahn was granted a non-qualified stock option under the 1998 Stock Option Plan to purchase 343,104 shares of common stock at an exercise price of $.78525 per share.

Occupations of Directors and Executive Officers

  The following table sets forth for each Class I Director, each Class II Director, each Class III Director and the executive officers of the Company, their ages and present positions with the Company as of the date of the Annual
Meeting:

       Name                Age                                Position
       ----                ---                                --------
Robert F. Young..........   45 Chairman of the Board of Directors (Class III Director)

Matthew J. Szulik(1).....   43 President, Chief Executive Officer and Class II Director

Michael Tiemann(1).......   35 Chief Technology Officer

Harold L. Covert(1)......   53 Senior Vice President, Chief Financial Officer and Secretary/Treasurer

Timothy J. Buckley(1)....   49 Senior Vice President and Chief Operating Officer

Mark H. Webbink(1).......   49 General Counsel

Marc Ewing...............   30 Class I Director

Eric Hahn(2)(3)..........   40 Class I Director

Kevin Harvey(2)(3).......   35 Class II Director

William S. Kaiser(2)(3)..   44 Class III Director

--------
(1) Officers of the Company are elected annually by the Board of Directors and serve until the next Annual Meeting of the Board of Directors and until their respective successors are elected and qualified or until their earlier resignation or removal.
(2) Member of Compensation Committee.
(3) Member of Audit Committee.

 Executive Officers

  Robert F. Young co-founded Red Hat and served as its President and a Director from its inception until November 1998. In November 1998, he was elected as Chief Executive Officer and Chairman of the Board of Directors. In November 1999, he resigned as Chief Executive Officer and currently serves as the Chairman of the Board of Directors.

  Matthew J. Szulik has served as Chief Executive Officer of Red Hat since November 1999, as President since November 1998 and as a Director since April 1999. Mr. Szulik also served as Chief Operating Officer of Red Hat from November 1998 to April 1999. Prior to joining Red Hat, from September 1997 to October 1998, Mr. Szulik served as President of Relativity Technologies, a computer software company. From February 1996 to May 1997, Mr. Szulik served as President of Sapiens International, a computer software company. Prior to that, from January 1993 to December 1995, he served as Senior Vice President in charge of sales and marketing for MapInfo Corp., a computer software company.

  Timothy J. Buckley has served as Senior Vice President and Chief Operating Officer of Red Hat since April 1999. Prior to joining Red Hat, from October 1997 until April 1999, Mr. Buckley was Senior Vice President of Worldwide Sales at Visio Corp., a business software company. Mr. Buckley joined Visio in November 1993 and served as Visio's Vice President of Worldwide Sales until his promotion in October 1997.

  Michael Tiemann has served as Red Hat's Chief Technology Officer since January 2000. Prior to joining Red Hat, he was a co-founder of Cygnus Solutions in 1989, and held various positions with Cygnus, including President, Director of Business Development and Director of Technical Marketing.

  Harold L. Covert has served as Red Hat's Chief Financial Officer since March 2000. Prior to joining Red Hat, from April 1998 to March 2000, Mr. Covert was Senior Vice President and Chief Financial Officer of Adobe Systems, Inc. From July 1997 to April 1998, Mr. Covert was Vice President and Chief Financial Officer of Philips Components NAFTA, an operating entity of Philips Electronic NV. From January 1991 to June 1997, Mr. Covert was a Partner in the firm of DHJ & Associates, Inc., Consultants and Certified Public Accountants. During the last two and a half years of this period, he acted in a full time capacity as Chief Financial Officer for two companies.

  Mark H. Webbink joined Red Hat on May 1, 2000 as General Counsel. Prior to joining Red Hat, from September 1994 to April 2000, Mr. Webbink was an attorney with Moore & Van Allen, PLLC, a general practice law firm. While with Moore & Van Allen, Mr. Webbink practiced in the areas of licensing, intellectual property transactions, general corporate and trademarks, representing numerous technology companies.

 Directors

  Marc Ewing co-founded Red Hat and has served as a Director of Red Hat since its inception. He also served as its Executive Vice President and Chief Technology Officer from inception until January 2000. Mr. Ewing participated in the design and development of Red Hat Linux and founded Red Hat Advanced Development Laboratories to develop open source graphical desktop applications for Linux in cooperation with the open source development community.

  Kevin Harvey has served as a Director of Red Hat since August 1999. Mr. Harvey has been a Managing Member of the general partner of Benchmark Capital Partners, a venture capital firm, since January 1995. Mr. Harvey is also a director of Critical Path, Inc., Broadbase Software, Ashford.com, and several privately held companies.

  William S. Kaiser has served as a Director of Red Hat since September 1998. Mr. Kaiser has been employed by Greylock Management Corporation, a venture capital firm, since May 1986 and has been a general partner of the Greylock Limited Partnerships since January 1988. Mr. Kaiser is also a director of Open Market Inc., Clarus Corporation and Student Advantage, Inc.

  Eric Hahn has served as a Director of Red Hat since April 1999. Mr. Hahn is a founding partner of Inventures Group, a leading "mentor investment" venture capital firm. He served as Executive Vice President and Chief Technology Officer of Netscape from November 1996 until June 1998. Prior to serving as Netscape's Chief Technology Officer, from November 1995 to November 1996, Mr. Hahn was general manager of Netscape's Server Products Division, overseeing product development for Netscape's enterprise, internet and extranet servers. Mr. Hahn joined Netscape following its acquisition of Collabra Software, Inc., which Mr. Hahn founded in February 1993.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On August 15, 1997, Red Hat sold 6,801,400 shares of its Series A preferred stock to Frank Batten, Jr., Frank Batten, Louis F. Ryan as trustees under a trust agreement dated April 11, 1988, as amended in a private financing at a price of $.294057 per share. The trust is a 5% stockholder of Red Hat.

  On September 29, 1998, Red Hat sold an aggregate of 8,116,550 shares of its Series B preferred stock in a private financing at a price of $.857 per share. Among the purchasers in this financing were Frank Batten, Jr., Frank Batten, Louis F. Ryan as trustees under a trust agreement dated April 11, 1988, as amended, Intel Corporation, Greylock IX Limited Partnership and Benchmark Capital Partners II, L.P., each a 5% stockholder of Red Hat.

  From February 25, 1999 through April 1, 1999, Red Hat sold an aggregate of 2,054,776 shares of its Series C preferred stock in a private financing at a price of $3.141 per share. Among the purchasers in this financing were Frank Batten, Jr., Frank Batten, Louis F. Ryan as trustees under a trust agreement dated April 11, 1988, as amended, Intel Corporation, Greylock IX Limited Partnership and Benchmark Capital Partners II L.P., each a 5% stockholder of Red Hat. Mr. Kaiser is a general partner of the general partner of Greylock
IX. Mr. Harvey is a managing member of the general partner of Benchmark Capital Partners II.

  In January 2000, in connection with Red Hat's acquisition of Cygnus, Red Hat issued Greylock IX Limited Partnership, a stockholder of Cygnus and a 5% stockholder of Red Hat, an aggregate of 621,013 shares of common stock in exchange for shares of Cygnus common stock then held by Greylock IX Limited Partnership. William Kaiser, a general partner of the general partner of Greylock IX Limited Partnership, is a director of Red Hat. Mr. Kaiser abstained from voting with respect to the approval by Red Hat's board of directors of the Cygnus acquisition.

  As of the date hereof, Red Hat holds a $1,000,000 interest bearing promissory note receivable with Harold L. Covert, with an interest rate of 6.0% per annum. The principal amount of the loan is due on the earlier of February 28, 2003 or the occurrence of certain other events described in the promissory note. The loan may be forgiven upon the occurrence of certain events, including the termination of Mr. Covert's employment by Red Hat for reasons other than for cause. A copy of Mr. Covert's promissory note has been included as an exhibit to Red Hat's annual report on Form 10-K for the fiscal year ended February 29, 2000 filed with the Securities and Exchange Commission.

  Red Hat believes that all transactions set forth above were made on terms no less favorable to it than would have been obtained from unaffiliated third parties.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of April 30, 2000 (unless otherwise indicated), certain information regarding beneficial ownership of the Company's Common Stock (i) by each person who is known to beneficially own 5% of the outstanding Common Stock, (ii) by each director of the Company, (iii) by each executive officer named in the Summary Compensation Table on page 8, and (iv) by all directors and executive officers of the Company as a group:

                                                                         Amount and    Percent of
                                                                          Nature of      Common
                                                                         Beneficial       Stock
    Name and Address(1)                          Title(s)              Ownership(2)(3) Outstanding
    -------------------                          --------              --------------- -----------
Greylock IX Limited Partnership.....   5% Beneficial Owner               17,447,732       11.2
One Federal Street
Boston, MA 02110

Robert F. Young(4)..................   Chairman of the Board and 5%      17,702,150       11.4
                                       Beneficial Owner

Marc Ewing(5).......................   Director and 5% Beneficial        15,270,538        9.8
                                       Owner

Matthew Szulik(6)...................   President, Chief Executive         5,361,670        3.5
                                       Officer and Director

Frank Batten, Jr.(7)................   5% Beneficial Owner               56,030,703       36.1
c/o Landmark Communications
150 W. Brambleton Avenue
Norfolk, VA 23510-2075

William S. Kaiser(8)................   Director and 5% Beneficial        17,447,732       11.2
c/o Greylock IX Limited Partnership    Owner
One Federal Street
Boston, MA 02110

Eric Hahn...........................   Director                             347,748          *

Kevin Harvey(9).....................   Director and 5% Beneficial         7,865,570        5.1
c/o Benchmark Capital Partner II,      Owner
L.P.
2840 Sand Hill Road, Suite 2000
Menlo Park, CA 94025

Timothy J. Buckley(10)..............   Senior Vice President and          4,117,240        2.7
                                       Chief Operating Officer

Tom Butta(11).......................   Former Chief Marketing Officer       100,000          *

All executive officers and directors                                     68,212,648       44.0
as a group (11 persons)(12).........

--------
  *   Less than one percent of the outstanding Common Stock.
 (1) Unless otherwise indicated, the address for each beneficial owner is c/o Red Hat, Inc., 2600 Meridian Parkway, Durham, N.C. 27713.
 (2) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to community property laws, if applicable.
 (3) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

 (4) Includes 6,284,741 shares held of record by Nancy Young, Mr. Young's wife, 600,000 held by the Nancy R. Young GRAT dated April 28, 1999, 400,000 shares held of record by the Young Family Trust dated April 28, 1999 and 3,236,320 shares held of record by trusts for the benefit of Mr. Young's children. Mr. Young disclaims beneficial ownership of these shares. Also includes 600,000 shares held of record by the Robert F. Young GRAT dated April 28, 1999.
 (5) Includes 400,000 shares held of record by the Ewing Family Trust dated April 28, 1999 and 2,025,440 shares held of record by trusts for the benefit of Mr. Ewing's children. Mr. Ewing disclaims beneficial ownership of these shares. Also includes 1,200,000 shares held of record by the Marc Ewing GRAT dated April 28, 1999.
 (6) Includes 72,000 shares held of record by trusts for the benefit of Mr. Szulik's children. Mr. Szulik disclaims beneficial ownership of these shares. Also includes 55,356 shares held of record by the Matthew J. Szulik GRAT dated May 26, 1999. Also includes 3,345,140 shares of common stock issuable upon exercise of stock options.
 (7) Includes 29,273,228 shares held of record by the 1988 Batten Trust and 26,757,475 shares held of record by the 1998 Frank Batten, Jr. Grantor Annuity Trust.
 (8) Includes shares held by Greylock IX Limited Partnership and Greylock IX Equity Limited Partnership. Mr. Kaiser is a general partner of Greylock IX GP Limited Partnership, the general partner of Greylock IX Limited Partnership, and a general partner of the general partner of Greylock IX Equity Limited Partnership. Mr. Kaiser disclaims beneficial ownership of these shares.
 (9) Includes 7,631,820 shares held by Benchmark Capital Partners II, L.P. Mr. Harvey is a managing member of Benchmark Capital Management Co. II, L.L.C., the general partner of Benchmark Capital Partners II, L.P. Mr. Harvey disclaims beneficial ownership of these shares.
(10) Includes 2,717,240 shares of common stock issuable upon exercise of stock options and 1,400,000 shares jointly held by Timothy J. Buckley and Frances A. Buckley.
(11) Resigned effective March 10, 2000 and remaining unexercised options were canceled.
(12) Includes 6,672,386 shares of common stock issuable upon exercise of stock options.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

  The following table sets forth the annual and long-term compensation for each of the past three fiscal years of each of (i) the Company's Chief Executive Officer and (ii) each of the Company's four most highly compensated executive officers who were serving as of February 29, 2000 and whose annual compensation exceeded $100,000 (collectively, with the Chief Executive Officer, the "Named Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                            Long-Term
                                                                         Compensation(2)
                                                  Annual Compensation(1)     Awards
                                                  ---------------------- ---------------
                                                  Fiscal Salary   Bonus     Options/        All Other
          Name and Principal Position              Year    ($)   ($)(3)      SARs(#)     Compensation($)
          ---------------------------             ------ ------- ------- --------------- ---------------
Matthew J. Szulik, President and Chief Executive
 Officer........................................   2000  170,207 100,000            0              0
                                                   1999   53,958       0    5,345,140              0

Robert F. Young, Chairman of the Board(4).......   2000  187,500  25,000            0              0
                                                   1999  161,458       0            0              0
                                                   1998  108,500       0            0              0

Timothy J. Buckley, Senior Vice President and
 Chief Operating Officer........................   2000  133,751       0    4,117,240       38,087(6)

Tom Butta, Chief Marketing Officer(5)...........   2000  109,375       0      700,000              0

--------
(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.
(2) The Company did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long-term incentive plan payouts during fiscal years 2000, 1999, or 1998.
(3) Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(4) Mr. Young resigned from the position of Chief Executive Officer in November, 1999.
(5) Resigned effective March 10, 2000.
(6) Relocation compensation.

Option Grants in Last Fiscal Year

  The following table sets forth grants of stock options pursuant to the Company's 1999 Stock Plan and the Company's 1998 Stock Plan granted during the fiscal year-ended February 29, 2000 to the Named Officers who are listed in the Summary Compensation Table above:

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR(3)

                            Individual Grants(1)(2)(3)                          Potential Realizable
                          ------------------------------                          Value at Assumed
                            Number of   Percent of Total                        Annual Rates of Stock
                           Securities     Options/SARs    Exercise             price Appreciation for
                           Underlying      Granted to        or                    Option Term(5)
                          Options/ SARs   Employees in   Base Price Expiration -----------------------
          Name             Granted(#)    Fiscal Year(4)    ($/Sh)      Date       5%($)      10%($)
          ----            ------------- ---------------- ---------- ---------- ----------- -----------
Matthew J. Szulik,
 President and Chief
 Executive Officer......            0            0            --         --              0           0

Robert F. Young,
 Chairman of the Board..            0            0            --         --              0           0

Timothy J. Buckley,
 Senior Vice President
 and Chief Operating
 Officer................    2,717,240         23.5        0.78525    4/12/09     1,341,880   3,400,588

Tom Butta, Chief
 Marketing
 Officer(6).............      700,000          6.1           2.50    7/20/09     1,100,566   2,789,049

--------
(1) The number of shares disclosed reflects to 2-to-1 stock split effected by the Company on August 11, 1999 and the 2-to-1 stock split effected by the Company on January 10, 2000.
(2) No stock appreciation rights ("SARs") were granted by the Company in the fiscal year ended February 29, 2000.
(3) Stock options were granted under the Company's 1998 Stock Plan and the Company's 1999 Stock Option and Incentive Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Each of the listed options to purchase 3,417,240 shares of the Company' Common Stock under the 1998 Stock Plan has a term from the date of grant, are fully exercisable immediately, and, except for 100,000 of the shares granted to Mr. Butta which vested immediately, are subject to repurchase by the Company until the fourth anniversary of the date of grant.
(4) Represents all options granted to the individual during fiscal 2000 as a percentage of all options granted to employees during fiscal 2000.
(5) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Company's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.
(6) Resigned effective March 10, 2000. Of the 700,000 options granted to Mr. Butta during fiscal 2000, 600,000 were canceled at the time of resignation.

Option Exercises and Fiscal Year-End Values

  The following table sets forth information with respect to options to purchase the Company's Common Stock granted under the Company's 1998 Stock Option Plan, as amended, the Company's 1999 Stock Option and Incentive Plan and the Company's 1999 Employee Stock Purchase Plan to the Named Officers who are listed in the Summary Compensation Table above, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended February 29, 2000; (ii) the net value realized upon such exercise;
(iii) the number of unexercised options outstanding at February 29, 2000; and
(iv) the value of such unexercised options at February 29, 2000:

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                  YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                    Number of
                           Shares              Unexercised Options
                          Acquired               at February 29,   Value of Unexercised In-
                             on       Value         2000 (#)         the-Money Options at
                          Exercise   Realized     Exercisable/     February 29, 2000 ($)(3)
          Name            (#)(1)(2)    ($)        Unexercisable    Exercisable/Unexercisable
          ----            --------- ---------- ------------------- -------------------------
Matthew J. Szulik,
 President and Chief
 Executive Officer......  2,000,000 19,571,500 1,103,897/2,241,243 $66,756,792/$135,536,369

Robert F. Young,
 Chairman of the Board..          0          0                 0/0                      0/0

Timothy J. Buckley,
 Senior Vice President
 and Chief Operating
 Officer................  1,400,000  3,298,050         0/2,717,240           0/$162,770,148

Tom Butta, Chief
 Marketing Officer(4)...    100,000          0           0/600,000            0/$34,912,800

--------
(1) The number of shares disclosed reflects the 2-to-1 stock split effected by the Company on August 11, 1999 and the 2-to-1 stock split effected by the Company on January 10, 2000.
(2) Amounts disclosed in this column do not reflect amounts actually received by the Named Officers but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. The Named Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.
(3) Value is based on the difference between the option exercise price and the fair market value at February 29, 2000, the fiscal year-end ($60.688 per share as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.
(4) Resigned effective March 10, 2000.

                       EXECUTIVE EMPLOYMENT ARRANGEMENTS

  Matthew Szulik, Red Hat's Chief Executive Officer and President, is a party to an incentive stock option agreement and a non-qualified stock option agreement, which provides for the lapsing in full of Red Hat's repurchase right as to any unvested option shares upon the termination of his employment, either by Red Hat's successor without cause or by Mr. Szulik for good reason, following a change in control of Red Hat.

  Tim Buckley, Red Hat's Senior Vice President and Chief Operating Officer, is a party to an incentive stock option agreement and a non-qualified stock option agreement, which provides for the lapsing in full of Red Hat's repurchase right as to any unvested option shares upon the termination of his employment, either by Red Hat's successor without cause or by Mr. Buckley for good reason, following a change in control of Red Hat.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is currently composed of Kevin Harvey, William Kaiser and Eric Hahn, none of whom is currently an officer or employee of the Company. Pursuant to the authority delegated by the Board of Directors, the Committee is responsible for (i) establishing and administering the base salaries and cash bonuses of the Company's executive officers and (ii) administering and making recommendations and awards under the Company's 1998 Stock Option Plan, as amended (the "1998 Plan"), 1999 Stock Option and Incentive Plan (the "1999 Plan") and the 1999 Employee Stock Purchase Plan (the "1999 ESPP").

  The Company's executive compensation programs are designed (i) to attract and retain experienced and well-qualified executives capable of leading the Company to meet its business objectives and (ii) to motivate them to enhance long-term stockholder value. In setting the compensation level for executive officers, the Committee is guided by the following considerations:

  . compensation levels should be competitive with compensation generally being paid to executives in the electronic commerce industry to ensure the Company's ability to attract and retain superior executives;

  . each individual executive officer's compensation should reflect the performance of the Company as a whole, the performance of the officer's business unit, if applicable, and the performance of the executive officer; and

  . a significant portion of executive officer compensation should be paid in the form of equity-based incentives to link closely stockholder and executive interests and to encourage stock ownership by executive officers.

  An executive's total compensation package includes a cash salary and bonus determined by the Committee, long-term incentive compensation in the form of stock options and various benefits, including a 401(k) retirement plan and medical insurance plans that are available to all employees of the Company. Salaries of the Company's Chief Executive Officer and the next four most highly compensated executives during fiscal 2000 are listed in the "Summary Compensation Table" found on page 8. The Committee reviews executive salaries at least once per year and, while it is not required to do so, it may in its discretion increase these salaries. The Committee attempts to keep the Company's compensation programs competitive by comparing them with those of other local and national companies in the industry. The Committee also attempts to balance the compensation level for an individual executive against his or her specific job requirements, including the individual's influence on obtaining corporate objectives.

  Cash Compensation. The Committee sets the annual salaries for individual executives by reviewing the salaries historically paid at the Company, the salaries paid by the Company's competitors to persons holding comparable positions and compensation studies prepared by independent third parties. The Committee determines any increases in annual salaries and bonuses based on a comparison of the executive's actual performance against his or her performance objectives, as well as on various subjective factors. The performance objectives for each executive depend on his or her area of responsibility and may include achievement of performance and financial objectives. Among the subjective factors considered by the Committee are the executive's ability to provide leadership, to develop the Company's business, to promote the Company's image with its customers and stockholders and to manage the Company's continuing growth.

  Equity Compensation. The Company's equity compensation program is designed to (i) provide long-term incentives to executive officers, (ii) tie compensation to creating long-term stockholder value, (iii) encourage executive officers to remain with the Company and promote the Company's business, and (iv) provide executives with the opportunity to obtain significant, long-term stock ownership in the Company's Common Stock.

  The Committee has granted options to executive officers as the long-term incentive component of the executive officers' total compensation package. The Committee generally grants options that become exercisable over a four-year period as a means of encouraging executives to remain with the Company and to promote its success. In general, the Committee only awards the Company's executives stock options with exercise prices equal to the fair market value of the Common Stock on the date of grant. As a result, executives will benefit from these stock option grants only to the extent that the price of the Company's Common Stock increases.

  In deciding whether to grant options and in determining the number of shares to be subject to such options, the Committee generally reviews the option holdings of each of the executive officers, including the number of unvested options and the then-current value of such unvested options. The number of options granted to certain of the most highly compensated executive officers of the Company in fiscal 2000 is set forth in the table captioned "Option Grants in Last Fiscal Year" found on page 9. The total options held by each of these executives at February 29, 2000 is set forth in the table captioned "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values" found on page 10.

  CEO Compensation. Compensation during fiscal 2000 for Mr. Szulik was determined in accordance with the policies applicable to the other executive officers of the Company described above. The Committee believes that Mr. Szulik's compensation was competitive with the compensation paid by other companies in its industry to their chief executive officers. The Committee determined Mr. Szulik's compensation based upon the Company's overall performance, the performance of his management team, the compensation paid by competing companies and the Company's prospects, among other objective and subjective factors, including the achievement of performance targets in accordance with the Company's executive compensation policies. The Committee does not find it practicable to quantify or assign relative weight to the factors on which the Chief Executive Officer's compensation is based. Mr. Szulik's annual compensation (for the fiscal year ended February 29, 2000) is reflected in the table captioned "Summary Compensation Table" found on page 8. The Committee did not grant options to Mr. Szulik in fiscal 2000. The total options held by Mr. Szulik at February 29, 2000 is set forth in the table captioned "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values" found on page 10.

  Tax Matters. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

                                          Respectfully submitted,

                                          THE COMPENSATION COMMITTEE

                                          Kevin Harvey
                                          William Kaiser
                                          Eric Hahn

                            STOCK PERFORMANCE GRAPH

  The following graph compares the yearly change in the cumulative total stockholder return on Red Hat's Common Stock during the period from August 11, 1999 through February 29, 2000, with the cumulative total return on the Nasdaq Market Index as reported by Media General Financial Services and the MG Group Index for Internet software and services as reported by Media General Financial Services. The comparison assumes $100 was invested on August 11, 1999 in Red Hat's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                  COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)



                       [Performance graph appears here]
                        COMPARE CUMULATIVE TOTAL RETURN
                             AMONG RED HAT, INC.,
                    NASDAQ MARKET INDEX AND MG GROUP INDEX
                                    [GRAPH]
                    ASSUMES $100 INVESTED ON AUG. 11, 1999
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING FEB. 29, 2000
                        8/11/1999        2/29/2000
RED HAT, INC.             100.0           233.13
MG GROUP INDEX            100.0           247.25
NASDAQ MARKET INDEX       100.0           174.33

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

C. The Index level for all series was set to 100.0 on August 11, 1999.
--------
(1) This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from the Media General Financial Services, Richmond, Virginia, a source we believed to be reliable, but Red Hat is not responsible for any errors or omissions in such information.

                     RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to serve as auditors for the fiscal year ending February 28, 2001. It is expected that a member of the firm will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Stockholder ratification of the Company's independent public accountants is not required under Delaware law or under the Company's Amended and Restated Certificate of Incorporation or its Amended and Restated By-Laws. If the stockholders do not ratify the selection of Pricewaterhouse Coopers LLP as the Company's independent public accountants for the fiscal year ending February 28, 2001, the Company's Board of Directors will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select new independent public accountants for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent public accountants. The Board of Directors recommends a vote FOR the ratification of this selection.

  The Board of Directors recommends a vote FOR ratification of this selection.

                               VOTING PROCEDURES

  The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

  Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The nominee receiving the highest number of affirmative votes of the shares present or represented and voting on the election of a director at the Annual Meeting will be elected as the Class I Director for a three-year term. Shares represented by proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominee will be voted for the election of the nominee. If a stockholder properly withholds authority to vote for the nominee, such stockholder's shares will not be counted toward the nominee's achievement of a plurality.

  Ratification of Selection of Auditors. We have selected PricewaterhouseCoopers LLP as our independent auditors to perform the audit of the Company's financial statements for the fiscal year ending February 28, 2001, and we are asking stockholders to ratify our selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

  Other Matters. For all other matters being submitted to the stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Abstentions, as well as broker "non-votes" are not considered to have been voted for that matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. If any other matter not discussed in this Proxy Statement should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than the close of business on February 28, 2001 (the one hundred twentieth (120th) day prior to the first anniversary of the date of this proxy statement) nor earlier than the close of business on January 29, 2001 (the one hundred fiftieth (150th) day prior to the first anniversary of the date of this proxy statement).

                           EXPENSES AND SOLICITATION

  All costs of solicitation of proxies will be borne by the Company and are estimated not to exceed $25,000 in the aggregate. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                 SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended February 29, 2000 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended February 29, 2000, with the following exception(s): two Initial Statements of Beneficial Ownership of Securities on Form 3 were filed late, one for Mr. Kevin Harvey and the other for Mr. Michael Tiemann.

                                  RED HAT, INC.

           Annual Meeting of Stockholders to be held on August 3, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Matthew J. Szulik and Timothy Buckley and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of Red Hat, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on August 3, 2000, at 10:00 a.m. local time, at the Sheraton Imperial Hotel and Convention Center, 4700 Emperor Boulevard, Durham, North Carolina, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 23, 2000, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR the election of directors and the ratification of auditors.

                                SEE REVERSE SIDE

|X| Please mark votes as in this example.
THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTOR AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

1. To elect one member to the Board of Directors to serve for a three-year term as a Class I Director:

     NOMINEES: Eric Hahn

     [ ] FOR           [ ] WITHHOLD

2. To ratify the selection of the firm of PricewaterhouseCoopers LLP as auditors for the fiscal year ending February 28,

     [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

[_]  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

---------------------------------------

---------------------------------------

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by an authorized person.

------------------------------------------------
             Signature of Stockholder

Date:_____________________________________, 2000


------------------------------------------------
            Signature if held jointly

PLEASE COMPLETE, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, OR OTHERWISE PROVIDE YOUR PROXY BY TELEPHONE OR THE INTERNET.

I/We will attend the meeting.    [_] YES      [_] NO